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                                                                   EXHIBIT 23(d)

                       Consent of Independent Accountants

We hereby consent to the use in the Registration Statement on Form S-4 of Southern Michigan Bancorp, Inc. of our report dated February 11, 2000, appearing in the Prospectus, on the consolidated financial statements of Southern Michigan Bancorp, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999. We also consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the Prospectus.



                                              /s/ Crowe, Chizek and Company, LLP

South Bend, Indiana
June 28, 2000